Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated April 3, 2014, with respect to the combined financial statements of AT&T Connecticut Wireline Operations, as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, included in this Current Report on Form 8-K of Frontier Communications Corporation dated September 3, 2014, in the following Registration Statements of Frontier Communications Corporation:

(1) Registration Statement (Form S-3 No. 333-190613)

(2) Registration Statement (Form S-3 No. 333-181299)

(3) Registration Statement (Form S-3 No. 333-158391)

(4) Registration Statement (Form S-3 No. 333-58044)

(5) Registration Statement (Form S-8 No. 333-188440)

(6) Registration Statement (Form S-8 No. 333-167932)

(7) Registration Statement (Form S-8 No. 333-159508)

(8) Registration Statement (Form S-8 No. 333-151248)

(9) Registration Statement (Form S-8 No. 333-151246)

(10) Registration Statement (Form S-8 No. 333-151245)

(11) Registration Statement (Form S-8 No. 333-142636)

(12) Registration Statement (Form S-8 No. 333-91054)

(13) Registration Statement (Form S-8 No. 333-71821)

(14) Registration Statement (Form S-8 No. 333-71597)

(15) Registration Statement (Form S-8 No. 333-71029)

(16) Registration Statement (Form S-8 No. 333-61432)

(17) Registration Statement (Form S-8 No. 33-48683)

(18) Registration Statement (Form S-8 No. 33-42972)

/s/ Ernst & Young LLP

San Antonio, Texas

August 29, 2014